Exhibit 99.1
                                                                    ------------


Name and Address of Reporting Person:           Leslie H. Wexner
                                                c/o Limited Brands, Inc.
                                                Three Limited Parkway
                                                Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:       Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                3/9/2007

                  Amount of
                  Securities
                 Beneficially
                    Owned          Ownership
                   Following         Form:
   Title of        Reported       Direct (D) or    Nature of Indirect
   Security      Transaction(s)    Indirect (I)   Beneficial Ownership
-------------    --------------    ------------   --------------------

Common Stock      15,000,000          I(3)        The Family Trust

Common Stock       8,629,156          D/I(1)      (1)

Common Stock       8,497,244          D/I(2)      (2)

Common Stock       4,892,608          I(3)        Wexner Personal Holdings
                                                  Corporation

Common Stock       4,571,601          I(3)        R.H.R.E.I. Trust

Common Stock       3,300,568          I(3)        Trust 600

Common Stock       1,500,000          I(3)        The Concierge Trust

Common Stock       1,325,151(4)       I(3)        Held in Limited Brands, Inc.
                                                  Savings and Retirement Plan
                                                  for Leslie H. Wexner's account



See Notes on next page.

Name and Address of Reporting Person:           Leslie H. Wexner
                                                c/o Limited Brands, Inc.
                                                Three Limited Parkway
                                                Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:       Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                3/9/2007


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Based on account balance as of February 28, 2007. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.



Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                            Abigail S. Wexner

Address of Joint Filer:                         c/o Limited Brands, Inc.
                                                Three Limited Parkway
                                                Columbus, OH  43216

Relationship of Joint Filer to Issuer:          Director

Issuer Name and Ticker or Trading Symbol:       Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                3/9/2007

Designated Filer:                               Leslie H. Wexner

SIGNATURE:


Abigail S. Wexner
-------------------------------
Abigail S. Wexner


March 13, 2007
--------------
Date